Exhibit 10.32

THE WESTERN UNION COMPANY

2024 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

TERMS AND CONDITIONS

In accordance with the terms of The Western Union Company 2024 Long-Term Incentive Plan (the "Plan"), pursuant to action of the Compensation and Benefits Committee of the Board of Directors of The Western Union Company (the “Company”), the Company hereby grants to you (the "Employee"), subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement (including Annexes A and B hereto and all documents incorporated herein by reference) (the “Agreement”), an award of Restricted Stock Units (the “Units"), as set forth below. Each Unit corresponds to one share of Common Stock (“Share”). Prior to the issuance and transfer of Shares following vesting, the Units will represent only an unfunded and unsecured obligation of the Company. Until the settlement of the Units in Shares, you have only the rights of a general unsecured creditor of the Company and not as a stockholder with respect to the Shares underlying your Units.

Number of Units Granted: [ ]

Grant Date: [ ]

Restriction Period:

Except as otherwise provided in the Plan, the Agreement or any severance policy applicable to Employee or any other agreement between the Company or any of its Subsidiaries or Affiliates and Employee, the Units shall vest as set forth below (each, a “Vesting Date”), if, and only if, Employee is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company's or its Subsidiaries’ or Affiliates' policies): (A) employed by the Company or any of its Subsidiaries or Affiliates, (B) serving as a Non-Employee Director or (C) providing services to the Company or any of its Subsidiaries or Affiliates as an advisor or consultant, in each case, from the date of this Agreement through and including the applicable Vesting Date. The period prior to the full vesting of the Units shall be referred to as the “Restriction Period.”

[Vesting Schedule]

Settlement Date:

Each vested Unit will convert to one Share and will be delivered as soon as administratively practicable after the Vesting Date or vesting event, but in no event later than 60 days after applicable Vesting Date or vesting event (the “Settlement Date”), subject to Paragraph 13 of Annex A. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any foreign, state or federal law, or the consent or approval of any governmental authority is necessary or desirable as a condition to the issuance and transfer of Shares to Employee (or Employee’s estate), such issuance and transfer will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained.

1

Dividend Equivalent Right:

Each Unit shall include a right to dividend equivalents payable in cash. Any such additional cash payment shall be subject to the same vesting conditions and payment terms set forth herein as the Shares to which they relate.

UNITS ARE SUBJECT TO FORFEITURE AS PROVIDED IN THIS AGREEMENT AND THE PLAN.

Further terms and conditions of the Restricted Stock Unit Award are set forth in Annexes A and B hereto, which are integral parts of this Agreement. Capitalized terms not defined herein shall have the same definitions as set forth in the Plan. All terms, provisions, and conditions applicable to the Restricted Stock Unit Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. A copy of the Plan is available at the Fidelity Stock Plan Services, LLC (“Fidelity”) website at NetBenefits.com. By accepting this Restricted Stock Unit Award as provided in the following paragraph, the Employee hereby acknowledges the receipt of a copy of this Agreement, including Annexes A and B, and a copy of the Prospectus and agrees to be bound by all the terms and provisions hereof and thereof.

By accepting your Restricted Stock Unit Award electronically on the Fidelity website, you acknowledge your acceptance of, and agreement to be bound by, this Agreement and the Plan. Your acceptance of the terms and conditions of this Agreement and the Plan through the Fidelity website is a condition to your receipt of Shares. In addition, notwithstanding any other provision of the Plan or this Agreement, in order for the restrictions on the Units to lapse, Employees in the United States must accept electronically an updated restrictive covenant agreement (and any exhibits) if requested by the Company, which may contain certain noncompete, nonsolicitation and/or nondisclosure provisions. You must log on to Fidelity’s website and accept the terms and conditions of this Agreement, the Plan and any restrictive covenant agreement within 90 calendar days of the Grant Date. If you do not accept the terms and conditions of this Agreement, the Plan, and any restrictive covenant agreement within such time, this Restricted Stock Unit Award will be forfeited and cancelled by the Company without any payment to Employee.

Attachment: Annexes A and B

2

ANNEX A

TO

THE WESTERN UNION COMPANY

2024 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Further Terms and Conditions of Restricted Stock Unit Award. It is understood and agreed that the award of Units evidenced by the Agreement to which this is annexed is subject to the following additional terms and conditions:

1.
Tax Withholding. Subject to the last sentence of this paragraph, Employee may elect to satisfy Employee’s obligation to advance the amount of any required income or other withholding taxes (the “Required Tax Payments”) incurred in connection with the Restricted Stock Unit Award by any of the following means: (1) a cash payment in U.S. dollars to the Company; (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (3) authorizing the Company to withhold whole Shares which would otherwise be delivered to Employee having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to Employee, equal to the amount necessary to satisfy any such obligation; (4) except as may be prohibited by applicable law, a cash payment to the Company by a broker-dealer acceptable to the Company to whom Employee has submitted an irrevocable notice of sale, or (5) any combination of the foregoing. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (1)-(5) for any employee who is not an “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Employee acknowledges that the ultimate liability for all Required Tax Payments legally due by Employee is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company and/or Employee’s employer (the “Employer”). Employee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Required Tax Payments in connection with any aspect of the Units, including the grant of the Units, the vesting of the Units, the conversion of the Units into Shares, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the Units to reduce or eliminate Employee’s tax liability.

Shares to be delivered or withheld may not have a Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in the Employee’s jurisdiction; provided that the Committee shall be permitted to limit the number of Shares so delivered or withheld to a lesser number if necessary, as determined by the Committee, to avoid adverse accounting consequences or for administrative convenience; provided, however, that if a fraction of a Share would be required to satisfy the maximum individual statutory rate in the Employee’s jurisdiction, then the number of Shares to be delivered or withheld may be rounded up to the next nearest whole Share. If the obligation for Required Tax Payments is satisfied by withholding in Shares, for tax purposes, Employee is deemed to have been issued the full number of Shares due to Employee at vesting, notwithstanding that a number of Shares are held back solely for the purpose of paying the Required Tax Payments due as a result of any aspect of Employee’s

i

participation in the Plan. Finally, Employee shall pay to the Company or the Employer any amount of Required Tax Payments that the Company or the Employer may be required to withhold as a result of Employee’s receipt of the Units, the vesting of the Units, or the conversion of the vested Units to Shares that cannot be satisfied by the means previously described. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

2. Nontransferability of Restricted Stock Unit Award. The Units may not be sold, assigned, transferred, pledged, or otherwise disposed of, except by will or the laws of descent and distribution, while subject to restrictions. If Employee or anyone claiming under or through Employee attempts to make any such sale, transfer, assignment, pledge or other disposition of Units in violation of this Paragraph 2, such attempted violation shall be null, void, and without effect.

3. Termination of Service. Employee shall forfeit Employee’s right to any unvested Units if Employee’s continuous service with the Company or a Subsidiary or Affiliate terminates for any reason during the Restriction Period (except as set forth in the following Subparagraphs (A) through (D) or as provided for in any severance policy applicable to the Employee or any other agreement between the Company or any of its Subsidiaries or Affiliates and Employee):

(A)
Death or Disability. In the event of the Employee’s death or Disability during the Restriction Period, Employee shall immediately vest, as of the date of death or Disability, in any then-unvested Units. For purposes of this Agreement, “Disability” shall mean either that the Employee is either (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer, in either case, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, in each case, as determined in accordance with Section 409A of the Code.
(B)
Retirement. If Employee’s service with the Company or a Subsidiary or Affiliate terminates by reason of a Qualifying Retirement and the Employee has provided at least six-months advance notice of retirement (or such shorter period approved by the Executive Vice President, Human Resources with respect to Employees not subject to Section 16 of the Exchange Act or, for Employees subject to Section 16 of the Exchange Act, the Committee), in a form acceptable to the Company, any then-restricted Units shall fully vest and be paid at the same time as if Employee had remained employed with the Company through the end of the Restriction Period, subject to the terms and conditions set forth in this Agreement and Employee's timely execution of an agreement and release in a form acceptable to the Company. For the avoidance of doubt, if an Employee satisfies the age and service requirements for a Qualifying Retirement but the Employee does not provide at least six-months advance notice of retirement (or such shorter period of time approved by the Executive Vice President, Human Resources or Committee, as applicable), they shall forfeit the Units for no consideration. For purposes of this Agreement, a Qualifying Retirement will occur upon an Employee's termination of service to the Company or a Subsidiary or Affiliate (other than for Cause) on or after the date the sum of the Employee’s age and Years of Service totals 60, with a minimum of at least five Years of Service and a minimum age of 50. Years of Service shall mean the number of full years of uninterrupted service as a regular full-time employee or part-time employee from Employee’s most recent date of hire. Years of Service also includes (i) time spent on Company-approved leave of absences, provided that no more than one (1) cumulative Year of Service shall be credited for such leave of absences and (ii) prior service with certain acquired companies or other affiliated companies to the extent provided for in the governing document for such acquisition.

(C)
Involuntary Termination without Cause. Except to the extent Subparagraph (B) above applies, if Employee’s service with the Company or a Subsidiary or Affiliate terminates (i) involuntarily and without Cause and at such time Employee is entitled to receive benefits under a Company severance policy applicable to Employee or (ii) due to a reduction in force or the Company’s elimination of Employee’s position, subject to Employee’s timely execution of an agreement and release in a form acceptable to the Company which will include restrictive covenants and a comprehensive release of all claims, the Units shall vest and be settled on a prorated basis effective on Employee’s termination date. Notwithstanding anything to the contrary in the Company severance policy applicable to Employee as of the effective date of termination of service, such prorated vesting shall be calculated by multiplying the total number of Units granted under this Restricted Stock Unit Award by a fraction, the numerator of which is the number of days between the Grant Date and Employee’s termination date and the denominator of which is the number of days between the Grant Date and the date of full vesting of this Award, less any Units which have previously vested under this Restricted Stock Unit Award. The restricted portion of this Restricted Stock Unit Award that does not become vested under such calculation shall be forfeited on Employee’s termination date and shall be cancelled by the Company.
(D)
Change in Control Termination. If Employee’s service is terminated by the Company, a Subsidiary or an Affiliate involuntarily and without Cause (or otherwise terminates for an eligible reason according to the terms of the Company severance policy applicable to Employee as of the effective date of a Change in Control (if any)) during the 24-month period commencing on the effective date of the Change in Control, then, subject to the terms of any severance policy applicable to Employee as of the effective date of the Change in Control, any remaining restrictions applicable to the Units shall immediately lapse effective on the date of Employee’s termination.

4. Rights as a Stockholder. During the Restriction Period and prior to the Settlement Date, Employee (and any person succeeding to Employee’s rights pursuant to the Plan) will have no ownership interest or rights in Shares underlying the Units, including no rights to exercise voting or other shareholder rights with respect to such Shares, except that Employee shall be entitled to receive dividend equivalents related to the Units equal in amount to the dividends declared, prior to settlement of the Units, on the Shares underlying the Units. Dividend equivalent amounts shall be payable with respect to the number of Units that vest pursuant to the terms of this Agreement and shall be paid or distributed in cash at the same time the Shares underlying the vested Units are distributed to Employee in accordance with this Agreement.

Following the Settlement Date, Employee shall have all rights incident to ownership of such Shares, including but not limited to voting rights, the right to receive dividends, and subject to applicable laws and Company policies, the right to hold, assign, pledge, sell, or transfer such Shares transferred to Employee in Employee’s discretion.

5. Amendment. The terms of this Agreement may be amended from time to time by the Committee in its sole discretion in any manner that it deems appropriate; provided, however, that no such amendment shall adversely affect in a material manner any right of Employee under this Agreement without Employee’s written consent.

6. Decisions of Company, Board or Committee. Any action taken or decision made by the Company, the Board, or the Committee or their delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within their sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Employee and all persons claiming under or through Employee. By accepting this grant of Units or other benefit under the Plan, Employee and each person claiming under or through Employee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or their delegates.

7. Participation in the Plan and Award of Units. In accepting the Restricted Stock Unit Award, Employee acknowledges that (i) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan; (ii) the Restricted Stock Unit Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Units, or benefits in lieu of Units, even if Units have been awarded repeatedly in the past; (iii) all decisions with respect to future awards, if any, will be at the sole discretion of the Committee; (iv) Employee’s participation in the Plan is voluntary; (v) Employee’s participation in the Plan shall not create a right to further employment or service with the Employer and shall not interfere with the ability of the Employer to terminate the employment or service relationship at any time with or without Cause; (vi) the Restricted Stock Unit Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and the Units are outside the scope of Employee’s employment contract, if any; (vii) the Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate; (viii) in the event that Employee is not an employee of the Company or any Subsidiary or Affiliate, neither the grant of Units nor Employee’s participation in the Plan shall be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate; (ix) the future value of the underlying Shares is unknown and cannot be predicted with certainty, (x) if Employee receives Shares, the value of such Shares acquired upon vesting of the Units may increase or decrease in value; (xi) in consideration of the grant of the Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from termination of Employee’s service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and (xii) in the event of involuntary termination of Employee’s employment or service (whether or not in breach of local labor laws), Employee’s right to receive the Units and vest under the Plan, if any, will terminate effective as of the date that Employee is no longer being paid regular salary as an employee of the Employer regardless of whether Employee is entitled to a notice period mandated under local law; furthermore, in the event of involuntary termination of service (whether or not in breach of local labor laws), Employee’s right to receive Shares pursuant to the Units after termination of service, if any, will be measured by the last date that the Employer pays Employee his or her last paycheck for regular salary as an employee of the Employer and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when Employee is no longer being paid regular salary for this purpose.

The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on the grant of Units and on any Shares acquired under the Plan to the extent the Company determines it is necessary or advisable in order to comply with any applicable law or facilitate the administration of the Plan. Employee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Employee acknowledges that the laws of the country in which Employee is working at the time of grant, vesting or the sale of Shares received pursuant to this Restricted Stock Unit Award (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Employee to additional procedural or regulatory requirements that Employee is and will be solely responsible for and must fulfill.

8. Advice Regarding Participation. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee’s participation in the Plan, or Employee’s acquisition or sale of the Shares underlying the Units or the receipt of the related dividend equivalents. Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and this Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware, as provided in the Plan. For purposes of litigating any dispute that arises directly or indirectly under the grant of the Units or the Agreement , the parties hereby submit to and consent to the jurisdiction of the State of Colorado, and agree that such litigation shall be conducted in the courts of Denver County, or the federal courts for the United States for the District of Colorado, and no other courts where this grant is made and/or to be performed.

10. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Units and to participation in the Plan or related to future Units that may be granted under the Plan by electronic means or to request Employee’s consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

11. Blue Pencil. If one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised

v

retroactively to permit this Agreement to be construed as to foster the intent of this Agreement and the Plan.

Nothing contained in this Agreement or any restrictive covenant agreement that Employee must accept in order for the restrictions on the Units to lapse, are intended to limit Employee’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

12. Clawback Policy. To the extent Employee is covered by The Western Union Company Dodd-Frank Clawback and Forfeiture Policy (the “Dodd-Frank Clawback Policy”) and The Western Union Company Misconduct Clawback and Forfeiture Policy (the “Misconduct Clawback Policy”), Employee acknowledges receipt of a copy of the Dodd-Frank Clawback Policy and the Misconduct Clawback Policy. Notwithstanding anything in the Agreement to the contrary, this Restricted Stock Unit Award, and any related payments, are subject to the provisions of the Dodd-Frank Clawback Policy and the Misconduct Clawback Policy, and any modification to such policies or any other clawback policy of the Company adopted to comply with applicable laws, rules, regulations or governmental orders or judgments.

13. Compliance with Section 409A of the Code. This Restricted Stock Unit Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent any amounts under this Agreement are payable by reference to Employee’s “termination of employment,” such term shall be deemed to refer to Employee’s “separation from service,” within the meaning of Section 409A of the Code if Employee is subject to tax in the U.S. Notwithstanding any other provision in this Agreement, if Employee is a “specified employee,” as defined in Section 409A of the Code, as of the date of Employee’s separation from service, then to the extent any amount payable under this Agreement (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon Employee’s separation from service and (iii) under the terms of this Agreement would be payable prior to the six-month anniversary of Employee’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the separation from service or (b) the date of Employee’s death. In addition, to the extent any amount payable under this Agreement (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, and (ii) such payment is conditioned upon Employee’s execution of a release and is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year, such payment shall be paid or provided in the later of the two taxable years. If the Restricted Stock Unit Award constitutes nonqualified deferred compensation subject to Section 409A of the Code and (i) if Employee’s termination is due to an Involuntary Termination under Subparagraph 3(c) or a Change in Control Termination under Subparagraph 3(d), (ii) Employee satisfies or would satisfy the age and service requirements for a Qualifying Retirement during the Restriction Period and (iii) in the case of Subparagraph 3(d), the Change in Control is not a “change in control event” within the meaning of Section 409A of the Code, then the Restricted Stock Unit Award shall vest in accordance with Subparagraph 3(c) or 3(d), as applicable, but will be settled in accordance with Subparagraph 3(b) such that the Restricted Stock Unit Award shall be paid at the same time as if Employee had remained employed with the Company through the applicable Vesting Date, in each case, to the extent required to comply with Section 409A of the Code.

ANNEX B

THE WESTERN UNION COMPANY

2024 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

ADDITIONAL TERMS AND PROVISIONS

FOR NON-U.S. EMPLOYEES

Terms and Conditions

This Annex includes special terms and conditions applicable to Employee if he or she resides in one of the countries listed below. These terms and conditions are in addition to or, if so indicated, in place of, the terms and conditions set forth in the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Data Privacy

Employee acknowledges the collection, use and transfer, in electronic or other form, of Employee’s Personal Data by and among, as applicable, the Employer, the Company and the Company’s Subsidiaries and Affiliates, and the stock plan provider (e.g., Fidelity) for the purpose of implementing, administering and managing Employee’s participation in the Plan. Such Personal Data includes, but is not limited to, Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Units or other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor, and any other personal data that may be required for the purpose of implementing, administering and managing the Plan (“Personal Data”).

For more information about how the Company processes Personal Data, Employees can consult the Global Employee and Contractor Data Privacy Notice which is available in the Privacy and Data Governance team’s policy library, which can be reached in the Simon/Onspring application in Okta, by visiting the Privacy and Data Governance page on We@WesternUnion, or by contacting wuprivacy@westernunion.com.

Notifications

This Annex also includes country-specific information of which Employee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Employee does not rely on the information noted herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that he or she vests in the Units and Shares are issued to him or her or the Shares issued upon vesting of the Units are sold.

In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may

i

apply to his or her particular situation. Finally, please note that if Employee is a citizen or resident of a country other than the country in which he or she is currently working, or transfers employment after grant, the information contained in this Annex may not be applicable.

If Employee has received this Agreement or any other document or communication related to the Plan or this award in a language other than English and the meaning in the translation is different than in the English version, the terms expressed in the English version will govern.

COUNTRIES

ii